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                                                                    Exhibit 23.1

                                Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                          617-526-6000 Fax 617-526-5000


                                 April 25, 1997

Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, MA 01887

         Re:      Ascent Pediatrics, Inc.
                  Registration Statement on Form S-1

Dear Sirs:

         We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 (333-23319) of Ascent Pediatrics, Inc.

                                                     Best Regards,

                                                     /s/ Hale and Dorr LLP

                                                     Hale and Dorr LLP